EXHIBIT (e)(ii)(A)
                                                         DATED: DECEMBER 1, 1995
                                                     AMENDED: SEPTEMBER 29, 2005

                                     FORM OF
                                    EXHIBIT A
                                       TO
                                FIFTH THIRD FUNDS

                        ADMINISTRATIVE SERVICE AGREEMENT

         This Agreement is adopted by Fifth Third Funds with respect to the Class C Shares of the following Funds of the Trust:

Fifth Third U.S. Government Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Balanced Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third International Equity Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Municipal Bond Fund
Fifth Third Dividend Growth Fund
Fifth Third Technology Fund
Fifth Third Strategic Income Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Large Cap Core Fund
Fifth Third Equity Index Fund
Fifth Third Small Cap Growth Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund
Fifth Third Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Prime Money Market Fund
Fifth Third LifeModel Conservative FundSM
Fifth Third LifeModel Moderately Conservative FundSM
Fifth Third LifeModel Moderate FundSM
Fifth Third LifeModel Moderately Aggressive FundSM
Fifth Third LifeModel Aggressive FundSM
Fifth Third Small Cap Value Fund
Fifth Third High Yield Bond Fund

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         In compensation for the services provided pursuant to this Agreement,
Participating Organization will be paid a monthly fee computed at the annual rate of up to 0.25% of the average aggregate net asset value of the Class C Shares of each applicable Fund held during the month.

FIFTH THIRD FUNDS                       FIFTH THIRD BANK

By: __________________                  By: __________________
Name:                                   Name:
Title:                                  Title: